Exhibit 99.1

   Document Sciences Announces Fourth Quarter and Full Year Financial Results

    CARLSBAD, Calif., Jan. 28 /PRNewswire-FirstCall/ -- Document Sciences Corporation (Nasdaq: DOCX) today reported net income for the quarter ended December 31, 2003, of $329,575 compared with net income of $1.1 million for the quarter ended December 31, 2002. The results for the fourth quarter of 2003 include a $520,000 provision included in general and administrative expense for a European Value Added Tax assessment that the company is disputing. Net income per share for the quarter ended December 31, 2003, was $0.07, based on 4,447,407 diluted shares outstanding, compared with net income per share of $0.26, based on 4,307,287 diluted shares outstanding for the same quarter in 2002. Revenues for the quarter ended December 31, 2003, were $6.1 million, while revenues for the quarter ended December 31, 2002, were $6.6 million.

    For the full year ended December 31, 2003, the company reported a net loss of $1.8 million, or $0.47 per share based on 3,768,219 shares outstanding, compared with net income of $1.6 million, or $0.36 per share based on 4,286,485 diluted shares outstanding for the year ended December 31, 2002. Revenues for the year ended December 31, 2003, were $20.4 million, compared with revenues of $23.1 million for the year ended December 31, 2002.

    Jack McGannon, Document Sciences' President and CEO, stated, "We finished 2003 on a positive note, recording a net operating profit for the second half of the year. This profit was enabled by improving revenue and corrective expense actions taken at mid-year." McGannon highlighted new xPression sales to several significant US insurers, as well as major Finnish and English insurers. "Additionally, our Autograph suite of products continued to be a significant contributor of revenue," McGannon added.

    McGannon noted that the company repurchased the remaining 740,024 shares, or 19% of its outstanding total, for $2.7 million from Xerox Corporation during the quarter. The company's cash balance of $5.9 million at year end 2003 was down from the $8.6 million at the prior year end due to this repurchase.


    This press release contains "forward-looking" statements about our financial results and estimates, business prospects, and products that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially include, among others, the following: (i) changes in our stock price; (ii) changes in our operating results; (iii) the market for document automation software; (iv) continued expansion of our professional services; (v) market acceptance of our existing products and introduction of new products and enhancements to existing products; (vi) maintaining our relationships with Xerox; (vii) changes in general economic and business conditions and/or other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2002. We do not undertake, and specifically disclaim, any obligation to update forward-looking statements.




                        DOCUMENT SCIENCES CORPORATION
                         CONSOLIDATED BALANCE SHEETS

                                            December 31,     December 31,
                                                2003             2002
    ASSETS
    Current assets:
      Cash and cash equivalents              $1,916,595      $2,284,367
      Short-term investments                  3,979,864       6,294,838
      Accounts receivable, net                5,311,089       7,223,750
      Due from affiliates                     1,648,851       1,242,196
      Unbilled revenue                               --         161,159
      Other current assets                      655,392         756,268
        Total current assets                 13,511,791      17,962,578
    Property and equipment, net                 689,575         781,874
    Computer software costs, net              2,494,634       1,518,102
    Goodwill, net                               724,615         724,615
    Other assets                                202,944         197,497
        Total assets                        $17,623,559     $21,184,666

    LIABILITIES
    Current liabilities:
      Accounts payable                         $205,036        $192,945
      Accrued compensation                    1,088,772       1,580,521
      Other accrued liabilities               1,159,686         495,679
      Deferred revenue                       10,356,855       9,689,774
        Total current liabilities            12,810,349      11,958,919

    Obligations under capital leases             69,405              --
    Deferred revenue - long-term                     --          44,810

    STOCKHOLDERS' EQUITY
      Common stock, $.001 par value               3,331           3,858
      Treasury stock                           (556,352)             --
      Additional paid-in capital              8,759,120      10,786,007
      Accumulated comprehensive income (loss)   (88,611)         10,981
      Retained deficit                       (3,373,683)     (1,619,909)
        Total stockholders' equity            4,743,805       9,180,937
        Total liabilities and
         stockholders' equity               $17,623,559     $21,184,666


                        DOCUMENT SCIENCES CORPORATION
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                           Three Months Ended            Years Ended
                              December 31,              December 31,
                            2003        2002         2003          2002

    Revenues:
      Initial license
       fees             $2,478,113   $3,268,475   $5,994,283   $9,592,009
      Annual renewal
       license and
       support fees      2,741,146    2,483,427   10,594,958    9,576,671
      Services and other   915,559      842,491    3,856,002    3,917,099
        Total revenues   6,134,818    6,594,393   20,445,243   23,085,779
    Cost of revenues:
      Initial license
       fees                296,026      348,662    1,082,550    1,599,958
      Annual renewal
       license and
       support fees        425,787      361,272    1,689,887    1,513,812
      Services and other   720,480      643,695    2,821,939    2,606,356
        Total cost of
         revenues        1,442,293    1,353,629    5,594,376    5,720,126
    Gross margin         4,692,525    5,240,764   14,850,867   17,365,653
    Operating expenses:
      Research and
       development       1,106,173    1,473,446    4,655,418    5,456,164
      Selling and
       marketing         1,942,955    2,275,803    8,555,237    7,755,772
      General and
       administrative    1,296,519      671,528    3,367,372    2,981,169
        Total operating
         expenses        4,345,647    4,420,777   16,578,027   16,193,105
    Income (loss) from
     operations            346,878      819,987   (1,727,160)   1,172,548
      Interest and other
       income (loss), net   24,174       (7,584)      52,314       93,903
    Income (loss) before
     income taxes          371,052      812,403   (1,674,846)   1,266,451
      Provision (benefit)
       for income taxes     41,477     (293,589)      78,928     (293,589)
    Net income (loss)     $329,575   $1,105,992  $(1,753,774)  $1,560,040

    Net income (loss)
     per share-basic         $0.10        $0.29       $(0.47)       $0.41
    Weighted average
     shares used in
     basic calculation   3,422,260    3,839,608    3,768,219    3,843,850

    Net income (loss)
     per share-diluted       $0.07        $0.26       $(0.47)       $0.36
    Weighted average
     shares used in
     diluted
     calculation         4,447,407    4,307,287    3,768,219    4,286,485



SOURCE  Document Sciences Corporation
    -0-                             01/28/2004
    /CONTACT: Editorial, Jack McGannon of Document Sciences Corporation, +1-760-602-1597, jmcgannon@docscience.com; or Investor, Heidi Flannery of Fi.Comm, +1-503-203-8808, heidi.flannery@ficomm.com, for Document Sciences Corporation/
    /Web site:  http://www.docscience.com /
    (DOCX)

CO:  Document Sciences Corporation
ST:  California
IN:  CPR STW HRD OTC
SU:  ERN